Exhibit 99

IKON ANNOUNCES CFO WILLIAM S. URKIEL’S PLAN FOR RETIREMENT
Company Recognizes Urkiel’s Accomplishments; Outlines Transition Plan

Valley Forge, Pennsylvania – July 29, 2004 – IKON Office Solutions (NYSE:IKN), the world’s largest independent channel for document management systems and services, today announced that William S. Urkiel, the Company’s Senior Vice President and Chief Financial Officer, plans to retire in 2005. IKON has outlined a transition plan for the Chief Financial Officer position, whereby Mr. Urkiel will remain in the CFO position through the search process, followed by a transition period during which he will be available to support the new CFO.

“In his five years with IKON, Bill Urkiel has worked hard to drive efficiency, centralization, and financial accountability throughout the Company,” said Matthew J. Espe, Chairman and Chief Executive Officer, IKON Office Solutions. “Bill’s strong financial skill and business acumen have had a positive impact on IKON, laying the groundwork for enhanced customer service and profitable growth. Looking forward, I’m confident that Bill’s legacy of sound fiscal management will continue through the financial leadership team he has carefully built over the years.”

Mr. Urkiel joined IKON as CFO in 1999. During his tenure with the Company, he worked with senior executives and the Board of Directors to strengthen the Company’s balance sheet and build a strong and stable financial foundation to enable profitable growth. Mr. Urkiel also provided leadership to a number of key IKON initiatives, including: the centralization of transactional and general accounting functions as IKON transitioned from a decentralized holding company to an integrated operating company; the development of a strong Internal Audit team; and the successful completion of corporate restructuring initiatives, resulting in significant cost benefits. In addition, Mr. Urkiel was instrumental in creating significant value within IKON’s North American leasing business, culminating in the recent sale of the North American leasing business to GE Commercial Finance, as well as the establishment of a strong alliance with GE to maintain IKON’s competitive financing options.

“Working with Bill, the senior executive team and the Board, we have outlined a transition plan to ensure that we continue to build on our strong financial foundation through this period, and seamlessly integrate his successor into our organization,” continued Espe. “On behalf of IKON’s employees, Board of Directors and shareholders, I thank Bill for his many contributions to our Company, and wish him the best in his retirement.”

Urkiel, 58, joined IKON as Senior Vice President and CFO in 1999 from AMP, Inc., where he was Vice President and Chief Financial Officer. Previously, he spent 27 years with IBM Corporation in numerous management and executive positions.

About IKON

IKON Office Solutions (www.ikon.com) integrates imaging systems and services that help businesses manage document workflow and increase efficiency. As the world’s largest independent distribution channel for copier and printer technologies, IKON offers best-in-class systems from leading manufacturers such as Canon, Ricoh and HP and service support through its team of 7,000 service professionals worldwide. IKON also represents the industry’s broadest portfolio of document management services: outsourcing and professional services, on-site copy and mailroom management, fleet management, off-site digital printing solutions, and customized workflow and imaging application development, as well as equipment lease financing. With Fiscal 2003 revenues of $4.7 billion, IKON has approximately 600 locations throughout North America and Europe.

This news release includes information which may constitute forward-looking statements within the meaning of the federal securities laws. These forward-looking statements include, but are not limited to, statements relating to the transition plan for the Company’s Chief Financial Officer during 2005. Although IKON believes the expectations contained in such forward-looking statements are reasonable, it can give no assurances that such expectations will prove correct. Such forward-looking statements are based upon management’s current plans or expectations and are subject to a number of risks and uncertainties, including, but not limited to: risks and uncertainties relating to conducting operations in a competitive environment and a changing industry; delays, difficulties, management transitions and employment issues associated with consolidation of, and/or changes in business operations; managing the integration of existing and acquired companies; risks and uncertainties associated with existing or future vendor relationships; and general economic conditions. Certain additional risks and uncertainties are set forth in IKON’s 2003 Annual Report on Form 10-K filed with the Securities and Exchange Commission. As a consequence of these and other risks and uncertainties, IKON’s current plans, anticipated actions and future financial condition and results may differ materially from those expressed in any forward-looking statements.

(GIKN)

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